Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 7, 2025 relating to the financial statements and financial statement schedule of Sleep Number Corporation and the effectiveness of Sleep Number Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Sleep Number Corporation for the year ended December 28, 2024.
/s/ Deloitte & Touche LLP
Minneapolis, MN
July 31, 2025